UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2018

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-37487 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.02 Appointment of a Director

Effective January 4, 2018, Sabrina Martucci Johnson joined the Board of Directors of Aethlon Medical, Inc. (the “Company”) and was appointed to its Audit Committee. Ms. Johnson meets the requirements to serve as an independent director of the Company under the applicable Nasdaq Rules.

Ms. Johnson founded Daré Science Operations, Inc. in 2015 and has served as President, CEO and a member of the Board of Directors since its inception. This company was acquired through a reverse merger by Cerulean Pharma Inc. on July 19, 2017, and Ms. Johnson assumed the roles of President, CEO and a member of the Board of Directors of the renamed company, Daré Bioscience, Inc.  Prior to founding Daré, Ms. Johnson was President of WomanCare Global Trading, a specialty pharmaceutical company in female reproductive healthcare with commercial product distribution in over 100 countries, from October of 2014 to May of 2015. Before serving as President of WomanCare Global Trading, Ms. Johnson provided financial consulting services to the WomanCare Global family of companies, including the for-profit Trading division as well as the United Kingdom-based non-profit division, from November of 2012 to July of 2013, when she joined full time as WomanCare’s Chief Financial Officer and Chief Operating Officer until becoming President of the Trading division. In addition, Ms. Johnson served as Chief Operating Officer and Chief Financial Officer of Cypress Bioscience, Inc. until its sale in 2010. Ms. Johnson also held marketing and sales positions with Advanced Tissue Sciences and Clonetics Corporation. She began her career in the biotechnology industry as a research scientist with Baxter Healthcare, Hyland Division, working on their recombinant factor VIII program.

Ms. Johnson currently serves on the YWCA of San Diego County Board of Directors as Past President, PPPSW Board of Directors, Athena San Diego Board of Directors as Vice Chair, Tulane University School of Science & Engineering Board of Advisors, University of California San Diego (UCSD) Librarian’s Advisory Board as Chair and Project Concern International Audit Committee. Ms. Johnson is also Immediate Past Co-President of Women Give San Diego, which funds non-profit organizations serving women and girls in San Diego. She holds an MIM from the American Graduate School of International Management (Thunderbird) with honors, a MSc. in Biochemical Engineering from the University of London, University College London, and a BSc. in Biomedical Engineering from Tulane University, where she graduated magna cum laude.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release, dated January 10, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
James B. Frakes
Dated: January 10, 2018	Chief Financial Officer

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